UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2018

Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1258 Prospect Street, La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-777-1760

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2018 Annual General Meeting of Shareholders (the “Annual Meeting”) of Sophiris Bio Inc. (the “Company”) was held on June 27, 2018. As of April 30, 2018, the record date for the Annual Meeting, 30,111,153 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by shareholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s shareholders elected the six persons listed below as directors, each to serve until the Company’s 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Lars Ekman, Ph.D., M.D.	3,101,836	1,966,635	18,364,945
John (Jack) Geltosky, Ph.D.	3,617,789	1,450,682	18,364,945
Jim Heppell	3,150,858	1,917,613	18,364,945
Allison Hulme, Ph.D.	3,372,490	1,695,981	18,364,945
Gerald T. Proehl	3,241,170	1,827,301	18,364,945
Randall E. Woods	3,202,718	1,865,753	18,364,945

Proposal 2. Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,171,308	1,491,298	770,810	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

June 28, 2018	By:	/s/ Peter Slover

Name: Peter Slover
Title: Chief Financial Officer